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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report on Form 10-K of Morgan Stanley Group Inc. of our report dated February 28, 1995, included in the 1994 Annual Report to Stockholders of Morgan Stanley Group Inc.

Our audits also included the financial statement schedule of Morgan Stanley Group Inc. listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the basic financial statements based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-57833, Form S-3 No. 33-51067, Form S-3 No. 33-51413, Form S-8
No. 33-13177, Form S-8 No. 33-37652, Form S-8 No. 33-18184, and Form S-8 No.
33-42464) of Morgan Stanley Group Inc. and in the related Prospectuses of our report dated February 28, 1995, with respect to the consolidated financial statements and schedule of Morgan Stanley Group Inc. included and incorporated by reference in this Annual Report on Form 10-K for the year ended January 31, 1995.


                                                     /s/ Ernst & Young LLP


New York, New York
April 26, 1995